UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2019

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value per share	ELY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.*

On June 3, 2019, Callaway Golf Company reported that its Tokyo-based subsidiary, Callaway Golf K.K., acquired the remaining 48% stake in Callaway Apparel K.K., an apparel joint venture between Callaway and its long-time partner, TSI Groove & Sports Co, Ltd. Effective June 1st, Callaway Golf K.K. owns 100% of Callaway Apparel K.K., which designs, manufactures and sells Callaway branded apparel, footwear, and headwear in Japan.

Callaway Golf K.K. acquired the 48% minority interest for 2 Billion Yen, or approximately $18 million based upon a 109 US Dollar to Yen exchange rate. This purchase price values Callaway Apparel K.K. at approximately 9 times 2019 projected EBITDA.

The joint venture began operations on July 1st, 2016 with its headquarters in Tokyo, Japan. Callaway owned 52% of the joint venture and TSI Groove & Sports Co, Ltd. owned 48%. TSI had previously partnered with Callaway as a licensee, helping to successfully launch and grow that business since 2002.

Callaway reported that this transaction would not affect the Company’s prior financial guidance for 2019.

* The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: June 5, 2019	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Vice President, General Counsel and
Corporate Secretary